                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                               CITIZEN BANCORP/OR
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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
                                PROXY STATEMENT

                      CITIZENS BANCORP 2001 ANNUAL MEETING
                                 OF SHAREHOLDERS

                     Date of Proxy Statement: March 29, 2001

                           ANNUAL MEETING INFORMATION

PURPOSES OF ANNUAL MEETING

        This Proxy Statement (the "Proxy Statement") is furnished by Citizens Bancorp ("Bancorp") to its shareholders in connection with the solicitation of proxies by the Board of Directors of Bancorp for use at the 2001 annual meeting (the "Annual Meeting") of Bancorp shareholders. The Proxy Statement and the accompanying form of proxy is being mailed to Bancorp shareholders on or before March 29, 2001.

        At the Annual Meeting, shareholders will consider and vote upon the following matters:

        1. Election of Director. The election of one director of Bancorp to serve for a three-year term beginning April 19, 2001.

        2. Other Matters. To consider and vote on such other matters as may properly be raised at the Annual Meeting. The management of Bancorp does not intend to present any matters at the Annual Meeting other than as outlined above, and as of the date of this Proxy Statement has no knowledge of any matters which may be presented by shareholders of Bancorp at the Annual Meeting.

DATE, TIME, AND PLACE

        The Annual Meeting will be held on April 19, 2001 at 7:00 p.m., Pacific Time, in the lobby of the main office of Citizens Bank, Bancorp's wholly-owned subsidiary, 275 Southwest Third Street, Corvallis, Oregon 97333. The telephone number of Citizens Bank at that address is (541) 752-5161.

RECORD DATE AND VOTING RIGHTS

        Bancorp's Board of Directors has fixed the close of business on March 1, 2001 as the record date for determining the holders of outstanding shares of Bancorp's common stock entitled to notice of and to vote at the Annual Meeting. Each share of Bancorp common stock will be entitled to one vote on the matters to be considered at the Annual Meeting. The number of shares of common stock of Bancorp outstanding as of March 1, 2001 was 4,189,498.927 held by 855 shareholders of record. The number of votes held in the aggregate by the holders of those shares is 4,189,498.927.

REQUIRED SHAREHOLDER VOTES; EFFECT OF ABSTENTION

        The election of directors to the Bancorp Board requires the vote of the holders of a majority of the issued and outstanding shares of Bancorp's common stock. An abstention will have the same effect as a vote against a director nominee and against any other matters submitted for shareholder approval. Broker non-votes will not be treated as shares present or represented and entitled to vote at the Annual Meeting.

SOLICITATION AND USE OF PROXIES; REVOCATION

        The enclosed proxy is solicited on behalf of the Board of Directors of Bancorp. Proxies may be solicited by directors, officers, and employees of Bancorp and Citizens Bank by mail, personal interview, telephone or telegram. All costs of soliciting proxies will be paid by Bancorp. Each properly completed


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

proxy returned in time for voting at the Annual Meeting will be voted in accordance with the instructions provided in the proxy. If a signed proxy is received without voting instructions, the proxy will be voted in favor of management's nominees for director and in management's discretion as to other matters raised at the Annual Meeting.

        Any person providing a proxy in the form accompanying the Proxy Statement may revoke the proxy at any time prior to its exercise at the Annual Meeting. The proxy may be revoked by written notification to Bancorp, by timely submission to Bancorp of a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Any shareholder who attends the Annual Meeting need not revoke his or her proxy and vote in person unless he or she so elects.

RETURN OF PROXIES

        Each shareholder is requested to sign and date the accompanying proxy and return it promptly in the enclosed stamped addressed envelope, whether or not the shareholder plans to attend the Annual Meeting in person.

        BANCORP RESPECTFULLY REQUESTS THAT ALL SHAREHOLDERS RETURN THEIR PROXIES TO BANCORP AS PROMPTLY AS POSSIBLE.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the ownership of Bancorp common stock, which is Bancorp's only class of stock issued and outstanding, beneficially owned as of January 31, 2001 by: (i) the nominees to the Board of Directors of Bancorp; (ii) the directors of Bancorp continuing in office; and (iii) certain executive officers of Bancorp and Citizens Bank. The table includes the percentage of total Bancorp shares owned by each based on total issued and outstanding shares, as of January 31, 2001, of 4,189,498.927. Except as disclosed below or elsewhere in this Proxy Statement no person known to Bancorp beneficially owns more than 5% of Bancorp's common stock.

                                                          COMMON STOCK
                                                  ------------------------------
DIRECTOR NOMINEE                                    NUMBER OF        PERCENTAGE
                                                      SHARES          OF SHARES
                                                  -------------     ------------
William V. Humphreys(1)                               8,144.351          .19%

DIRECTORS CONTINUING IN OFFICE

Scott A. Fewel(2)                                     6,404.992          .15%
Jock Gibson(3)                                       12,540.840          .30%
James E. Richards(4)                                 20,113.262          .48%
Duane L. Sorensen(5)                                  9,848.207          .24%
Eric C. Thompson(6)                                 414,143.697          9.89%
Rosetta C. Venell (7)                                65,214.242          1.56%

All Directors and Director Nominee (7 persons):     536,409.591         12.80%


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

                                                            COMMON STOCK
                                                   -----------------------------
 EXECUTIVE OFFICERS (8)                               NUMBER OF      PERCENTAGE
                                                       SHARES         OF SHARES
                                                   ---------------   -----------
William F. Hubel, Jr.                                  727.600            **
Steven R. Terjeson                                     373.950            **
Lark E. Wysham                                         535.894            **
Scott M. Zimbrick                                      839.700            **

ALL DIRECTORS, DIRECTOR NOMINEES AND
EXECUTIVE OFFICERS AS A GROUP (11 PERSONS)          538,886.735         12.86%

        *Share ownership totals include shares held individually, shares owned jointly with other persons including spouses, shares held in trust for the owner or for the owner's minor children or grandchildren, shares owned by other immediate family members, their spouses, and shares owned or controlled directly or indirectly by any of the above through partnerships or corporations, all as more particularly described below. The term "beneficial ownership" is defined pursuant to Rule 13d-3 of the Exchange Act, and generally means any person who directly or indirectly has or shares voting or investment power with respect to a security. A person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of the security within 60 days, including, but not limited to, any right to acquire the security through the exercise of any option or warrant or through the conversion of a security. Any securities not outstanding that are subject to such options or warrants are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by that person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

        **Less than .05%.

        (1) All shares owned jointly with Mr. Humphreys' spouse, with whom he shares voting and investment power.

        (2) Includes 3,056.415 shares owned jointly with Mr. Fewel's spouse, with whom he shares voting and investment power. Also includes 3,287.577 shares held by Mr. Fewel's spouse, as to which Mr. Fewel disclaims beneficial ownership, and 61 shares held by Mr. Fewel as a custodian for a minor grandchild.

        (3) All shares owned jointly with Mr. Gibson's spouse, with whom he shares voting and investment power.

        (4) All shares held in the name of a spousal trust, over which Mr. Richards has voting and investment power as a trustee.

        (5) All shares held in the name of a family limited partnership, over which Mr. Sorensen has voting and investment power.

        (6) Includes 152,158.897 shares owned individually and 234,998.135 shares held by a corporation in which Mr. Thompson is an officer and shareholder. Also includes 6,484.404 shares held by Mr. Thompson's spouse as a custodian for a minor child, and 7,517.404 shares held by Mr. Thompson as a custodian for a minor child, as to all of which Mr. Thompson disclaims beneficial ownership. Also includes 12,984.857 shares held in an individual retirement account. See also the section and table immediately below for further information concerning the share ownership of the Gene N. Thompson family.


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

        (7) Includes 37,651.534 shares held by Ms. Venell, 24,513.584 shares held by Ms. Venell's spouse as to which Ms. Venell disclaims beneficial ownership, and 3,049.124 shares held as a custodian for the benefit of minor grandchildren, over which Ms. Venell shares voting and investment power.

        (8) Excluding William V. Humphreys, President and Chief Executive Officer, whose ownership is shown under the "Director Nominee" section of this table. All shares shown for Messrs. Hubel, Terjeson and Zimbrick are owned jointly with their respective spouses, with whom each shares voting and investment power. Shares shown for Ms. Wysham include 399.894 shares owned jointly with Ms. Wysham's spouse, with whom she shares voting and investment power, and 136.00 shares held in Ms. Wysham's individual retirement account.

SECURITIES OWNERSHIP OF GENE N. THOMPSON FAMILY

        The Gene N. Thompson family, consisting of emeritus director Gene N. Thompson and his wife, their three children Courtenay A. Thompson, Gina L. Morrow, and Eric C. Thompson (who is also a Bancorp director) their children's spouses and their three grandchildren, collectively are the beneficial owners of 818,521.210 shares of Bancorp common stock, or 19.54%, of the issued and outstanding common stock of Bancorp, based on 4,189,498.927 total issued and outstanding shares as of January 31, 2001. Four individual members of the Gene
N. Thompson family, through individual, custodial, and joint ownership, beneficially own or control more than 5% of Bancorp's stock. The following table sets forth the ownership of Bancorp common stock (the only class of issued and outstanding stock of Bancorp) held as of January 31, 2001 by each of these four individuals. The address for mailing purposes of the Gene N. Thompson family is c/o Citizens Bank, PO Box 30, Corvallis, Oregon 97339.

                                                           COMMON STOCK
                                                  ------------------------------
                                                     NUMBER OF       PERCENTAGE
                                                      SHARES          OF SHARES
                                                  ---------------   ------------
Courtenay A. Thompson (1)                           375,805.053        8.97%
Eric C. Thompson (2)                                414,143.697        9.89%
Gene N. Thompson (3)                                348,157.308        8.31%
Gina L. Morrow (4)                                  385,409.557        9.20%

        *Certain individual members of the Gene N. Thompson family share voting and investment power over certain shares through an Oregon corporation. The total number of shares for which voting and investment power is shared are included for each such individual. Since such shares have been counted more than once, the sum of the shares displayed in this column do not equal the total share ownership of the Gene N. Thompson family, which does not exceed 818,521.210 shares in the aggregate.

        (1) Includes 140,806.918 shares owned individually and 234,998.135 shares held by a corporation in which Ms. Thompson is a director and shareholder.

        (2) Includes 152,158.897 shares owned individually and 234,998.135 shares held by a corporation in which Mr. Thompson is an officer and shareholder and in which Mr. Thompson's spouse is a director and shareholder. Also includes 6,484.404 shares held by Mr. Thompson's spouse as a custodian for a minor child, and 7,517.404 shares held by Mr. Thompson as a custodian for a minor child, as to all of which Mr. Thompson disclaims beneficial ownership. Also includes 12,984.857 shares held in an individual retirement account.

        (3) Includes 31,442.772 shares owned directly and 234,998.135 shares held by a corporation in which Mr. Thompson and his spouse are directors and shareholders. Also includes 75,261.761 shares held as a custodian for the benefit of minor grandchildren and 6,454.640 shares held by Mr. Thompson's spouse, as to which he disclaims beneficial ownership in each case.


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

        (4) Includes 147,934.422 shares owned individually and 234,998.135 shares held by a corporation in which Ms. Morrow is a director and shareholder and in which Ms. Morrow's spouse is an officer and shareholder. Also includes 1,032 shares held as a custodian for the benefit of a minor child and 1,445 shares held by her spouse, as to which she disclaims beneficial ownership in each case.

                              ELECTION OF DIRECTOR

NOMINEE TO THE BOARD OF DIRECTORS OF BANCORP

        Under Bancorp's Articles of Incorporation, the Bancorp Board is divided into three classes, providing for staggered three-year terms for directors. Prospective Board members can be nominated to any of the three classes, depending on Board vacancies, as long as there are at least two members in each class. The Board may have no less than eight (8) and no more than twelve (12) members in total.

        Management proposes the following nominee for election to the Board of Directors of Bancorp for a three-year term beginning April 19, 2001. This nominee is presently a member of Bancorp's Board of Directors. The present term of this nominee expires on April 19, 2001.

        Nominee No. 1: WILLIAM V. HUMPHREYS, age 53, has served as the President and Chief Executive Officer of Citizens Bank since January 2, 1996, and as the President and Chief Executive Officer of Bancorp since its formation as the holding company of Citizens Bank in 1997. Mr. Humphreys has been in the banking industry since 1968, and prior to his employment at Bancorp served as the President and Chief Executive Officer of another Oregon community bank for eight years. He has been a director of Citizens Bank since 1996 and a director of Bancorp since its formation in 1997.

        To be elected, the director nominee must receive the affirmative vote of the holders of a simple majority of Bancorp's common stock represented in person or by proxy at the 2001 Annual Meeting. An abstention will have the same effect as a vote against the director nominee. Broker non-votes will not be treated as shares present or represented and entitled to vote at the Annual Meeting.

        THE BOARD OF DIRECTORS OF BANCORP RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE DIRECTOR NOMINEE SET FORTH ABOVE.

        Although Bancorp knows of no reason why the above nominee may be unable or unwilling to serve, if the nominee becomes unable or unwilling to serve, it is the intention of the persons named in the proxy to vote for any substitute nominee the Board of Directors of Bancorp may recommend.

MEMBERS OF THE BANCORP BOARD CONTINUING IN OFFICE

        The following individuals are presently members of the Board of Directors of Bancorp whose terms in office do not expire on the date of the 2001 Annual Meeting.

        SCOTT A. FEWEL, age 54, is an attorney in private practice in the law firm of Fewel & Brewer in Corvallis, Oregon. Mr. Fewel has practiced law for over 29 years, and served as the City Attorney for Corvallis, Oregon from 1971 to 1981 and from 1992 to the present. Mr. Fewel also serves on the Board of Directors of the Benton County Foundation. He has been a director of Citizens Bank since 1996 and a director of Bancorp since its formation in 1997. Mr. Fewel's term as director expires on the date of the 2002 Annual Meeting of Bancorp.

        JOCK GIBSON, age 59, is the President of Lochmead Dairy, Inc., a dairy food processing company, and the Vice President of Dari Mart Stores, a retail grocery. He has been in the dairy food processing and retail business since 1965. He has been a director of Citizens Bank since 1993 and a director of Bancorp since its formation in 1997. Since January 1, 2000, Mr. Gibson has served as Chairman of the Bancorp and Citizens Bank Boards of Directors. His term as director expires on the date of the 2003 Annual Meeting of Bancorp.


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

        JAMES E. RICHARDS, age 62, is General Manager of Fisher Implement Company, a farm implement distributor in Albany, Oregon. Mr. Richards has been in the farm implement business since 1964. He has been a director of Citizens Bank since 1988 and a director of Bancorp since its formation in 1997. His term as director expires on the date of the 2003 Annual Meeting of Bancorp.

        DUANE L. SORENSEN, age 60, is retired. Prior to his retirement Mr. Sorensen was the President of Waste Control Systems, Inc., a solid waste management company headquartered in Corvallis, Oregon. Prior to his retirement, Mr. Sorensen had been in the waste management business for 23 years. He also serves on the board of directors of Samaritan Health Services and of Good Samaritan Hospital in Corvallis, Oregon. Mr. Sorensen became a director of Bancorp and of Citizens Bank in 1998. Mr. Sorensen's term as director expires on the date of the 2002 Annual Meeting of Bancorp.

        ERIC C. THOMPSON, age 37, is the President of Thompson Timber Company and President of TTT Timber, Inc., both of Philomath, Oregon. Mr. Thompson has been in the timber business since 1981, and is a 1985 graduate of Oregon State University with a Bachelor of Science degree in forest management. He was appointed to the Bancorp Board and to the Board of Directors of Citizens Bank on January 1, 2000. His term as director expires on the date of the 2003 Annual Meeting of Bancorp.

        ROSETTA C. VENELL, age 61, is the secretary-treasurer of Venell Farms, Inc., Venell Pellets, Inc. and Mid-Valley Agricultural Products, Inc., and is involved in the daily management of these companies. She has been in the agriculture business, including farming and seed marketing, since 1957. She has been a director of Citizens Bank since 1981 and a director of Bancorp since its formation in 1997. Ms. Venell's term as director expires on the date of the 2002 Annual Meeting of Bancorp.

DIRECTOR RESIGNATION

        JOHN TRUAX, age 46, gave notice at the December 2000 Bancorp Board meeting of his intention to resign as a director effective April 19, 2001. He is the President of Truax Corporation, a distributor of petroleum products. He has been in the petroleum distribution business since 1976. He has been a director of Citizens Bank since 1995 and a director of Bancorp since its formation in 1997. Bancorp is in the processing of recruiting a replacement for Mr. Truax's Board position.

MEMBERS OF THE BOARD OF DIRECTORS OF CITIZENS BANK

        During 2000 and as of the date of this Proxy Statement the members of the Board of Directors of Bancorp and of Citizens Bank, the wholly-owned subsidiary of Bancorp, were and are identical. Shareholders of Bancorp do not elect the members of the Board of Directors of Citizens Bank. Bancorp, acting through its Board of Directors, elects the Board of Directors of Citizens Bank.

EMERITUS DIRECTORS OF CITIZENS BANCORP AND CITIZENS BANK

        In 2000 three emeritus directors, James Eickelberg, Dr. Larry C. Hunter and Gene N. Thompson, served on the Bancorp and Citizens Bank boards. James Eickelberg retired from service as an emeritus director in April 2000.

        Under the Bylaws of Bancorp and Citizens Bank, an emeritus director has no voting rights as a director, and may attend meetings of the boards of Citizens Bank and Bancorp upon the invitation of the board. Emeritus directors receive the regular monthly attendance fee payable to voting directors, may be removed from office by a simple majority vote of directors at any time, and may not serve past the date on which the emeritus director reaches age 70.


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

        JAMES EICKELBERG, age 70, retired from the Board of Citizens Bank in 1996, which he first joined in 1981. Mr. Eickelberg was a partner in the Corvallis, Oregon law firm of Eickelberg & Fewel prior to his retirement from that firm.

        DR. LARRY C. HUNTER, age 69, a private investor and an independent computer consultant, retired from the Boards of Bancorp and of Citizens Bank in April of 1998. Upon his retirement, Dr. Hunter was elected by the Bancorp Board to serve as an emeritus director. Until its sale in 1996, Dr. Hunter was the President of Hunter International, Inc., a software development and computer consulting company. He has been in the computer software business since 1968. Until his retirement, Mr. Hunter was a voting director of Citizens Bank beginning in 1982, and voting director of Bancorp since its formation in 1997. Mr. Hunter will retire as emeritus director on April 19, 2001.

        GENE N. THOMPSON, age 64, the co-owner and operator of Thompson Timber Co., retired from the Boards of Bancorp and of Citizens Bank in December 1999. Mr. Thompson has been in the business of logging, hauling and selling timber since 1959. Until his retirement, Mr. Thompson had been a voting director of Citizens Bank since 1980 and a voting director of Bancorp since its formation in 1997.

EXECUTIVE OFFICERS OF BANCORP AND OF CITIZENS BANK

        The executive officers of Bancorp and of Citizens Bank are William F. Hubel, Jr., William V. Humphreys, Steven R. Terjeson, Lark E. Wysham and Scott
M. Zimbrick. The following table sets forth in summary form information about these executive officers.

                                                                             YEARS OF BANKING
         NAME             AGE                    POSITION                       EXPERIENCE
         ----             ---                    --------                       ----------
William F. Hubel, Jr.      45    Sr. Vice President and Chief Operating             23
                                 Officer, Citizens Bank
William V. Humphreys       53    President and Chief Executive Officer,             33
                                 Bancorp and Citizens Bank
Steven R. Terjeson         44    Sr. Vice President and Chief Lending               19
                                 Officer, Citizens Bank
Lark E. Wysham             51    Sr. Vice President and Chief Financial             24
                                 Officer, Bancorp and Citizens Bank
Scott M. Zimbrick          45    Sr. Vice President and Chief Marketing             22
                                 Officer, Citizens Bank

        WILLIAM F. HUBEL, JR., age 45, is Senior Vice President and Chief Operating Officer of Citizens Bank. His responsibilities include managing all branch operations for Citizens Bank. He joined Citizens Bank in 1998. Prior to that time, he served as a Vice President for Wells Fargo Bank and has over 23 years of experience in the banking industry. He is a 1977 graduate of Western Oregon State College and a 1990 graduate of the Pacific Coast Banking School.

        WILLIAM V. HUMPHREYS, age 53, is the President and Chief Executive Officer of Bancorp and of Citizens Bank. Mr. Humphreys is a director of Bancorp and Citizens Bank. Information concerning his business experience and background is contained in the section above entitled "Nominee to the Board of Directors of Bancorp."

        STEVEN R. TERJESON, age 44, is Senior Vice President and Chief Lending Officer of Citizens Bank. He is in charge of loan administration and his responsibilities include supervising the loan portfolio of Citizens Bank. He joined Citizens Bank in 1996. Prior to his present appointment he served as Vice President and Manager of the Citizens Bank Albany area offices and has a total of 19 years of experience in the banking industry. Mr. Terjeson is a 1979 graduate of the University of Oregon and a graduate of the Northwest Intermediate Commercial Lending School.



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

        LARK E. WYSHAM, age 51, is Senior Vice President and Chief Financial Officer of Bancorp and of Citizens Bank. She joined Bancorp and Citizens Bank in 1997. From 1995 to 1997 she served as Executive Vice President and Chief Operations Officer of Columbia River Bank. For many years prior to 1995 she was the Vice President/Operations of Juniper Banking Company. Ms. Wysham has 24 years of experience in the banking industry. She is a 1987 graduate of the Bank Administration Institute and a 1990 graduate of the Northwest Intermediate Commercial Lending School.

        SCOTT M. ZIMBRICK, age 45, is Senior Vice President and Chief Marketing Officer of Citizens Bank. He joined Citizens Bank in 1997. Prior to that time he served for many years as Marketing Area Manager and Vice President for Wells Fargo Bank. Mr. Zimbrick has over 22 years of experience in the banking industry. He is a 1978 graduate of the University of Oregon and a 1996 graduate of the Pacific Coast Banking School.

2000 BOARD AND COMMITTEE MEETINGS OF BANCORP

        The Board of Directors of Bancorp held a total of 12 regularly scheduled Bancorp Board meetings during the 2000 calendar year. Each member of the Board of Directors, excluding the Board's emeritus directors, attended at least 92% of the meetings the director was entitled to attend, except for John Truax, who attended 75% of such meetings. Emeritus Directors James Eickelberg, Dr. Larry C. Hunter, and Gene N. Thompson attended no Bancorp Board meetings in 2000. The Board of Directors of Bancorp appointed no committees during the calendar year ending December 31, 2000.

2000 BOARD AND COMMITTEE MEETINGS OF CITIZENS BANK

        The Board of Directors of Citizens Bank held a total of 12 regularly scheduled Board meetings and two special Board meetings during the 2000 calendar year. Each member of the Board of Directors, excluding the Board's emeritus directors, attended at least 93% of the meetings the director was entitled to attend, except for John Truax, who attended 71% of such meetings. Emeritus Directors James Eickelberg, Dr. Larry C. Hunter, and Gene N. Thompson attended no Citizens Bank Bancorp Board meetings in 2000.

        The Board of Directors of Citizens Bank appointed six committees during the calendar year ending December 31, 2000: (1) the Audit/Examination Committee,
(2) the Human Resources Committee, (3) the Investment/Asset-Liability Committee,
(4) the Lending/CRA Committee, (5) the Nominating Committee, and (6) the Management Review Committee.

        The Audit/Examination Committee met three times during calendar 2000. This Committee reviews Citizens Bank's compliance with audit and bank policies and procedures, reviews reports prepared by Bancorp's and Citizens Bank's accountants, recommends the selection of Bancorp's and Citizens Bank's outside accountants, and advises the Board of Directors concerning Citizens Bank's compliance with Bank policy and federal and state regulations. In 2000 the members of this Committee were Scott A. Fewel, Chairperson, Jock Gibson, James
E. Richards, and Rosetta C. Venell. Each member of this Committee attended at least 67% of the meetings the member was entitled to attend. In addition, director William V. Humphreys attended three meetings of this Committee.

        The Human Resources Committee met twice during calendar 2000. This Committee evaluates the performance of Citizens Bank's executive officers, makes recommendations to the Board of Directors concerning compensation and personnel issues, reviews and makes recommendations concerning employee benefits issues, and reviews and monitors any claims of employees against Citizens Bank. The members of this Committee in 2000 were Jock Gibson, William V. Humphreys, James
E. Richards, Chairperson, and Rosetta C. Venell. Each member of this Committee attended at least 50% of the meetings the member was entitled to attend.

        The Investment/Asset Liability Committee met four times during calendar 2000. This Committee was formed to establish, update and monitor Citizens Bank's policies concerning asset, liability, liquidity, investment, interest rate and market risk management, oversee the management of these functions, and recommends to the Board of Directors where appropriate the retention of securities advisors and brokers. In 2000 the members of this Committee were William V. Humphreys, Duane L. Sorensen, Eric C. Thompson, John Truax, and Rosetta C. Venell, Chairperson. Each member of this Committee attended 100% of the meetings the member was entitled to attend, except for Eric C. Thompson who attended three meetings. In addition, director James E. Richards attended one meeting of this Committee and director Jock Gibson attended two meetings.

        The Lending/CRA Committee met eleven times in calendar 2000. This Committee reviews Citizens Bank's compliance with Citizens Bank's loan and CRA policies and procedures, advises the Board of Directors of any material violations of these policies, and reviews and approves loans recommended by Citizens Bank's management that exceed internal approval limits. In 2000 the members of this Committee were Scott A. Fewel, William V. Humphreys, Chairperson, James E. Richards, Duane L. Sorensen, and Eric C. Thompson. Each member of this Committee attended at least 73% of the meetings the member was entitled to attend. In addition, director Jock Gibson attended one meeting of this Committee.

        The Nominating Committee met twice in calendar 2000. This Committee recommends prospective members of the Board of Directors of Citizens Bank. The members of the Nominating Committee in 2000 were Scott A. Fewel, Jock Gibson, Chairperson, James E. Richards, John Truax, and Rosetta C. Venell. Each member of this Committee attended at least 50% of the meetings the member was entitled to attend. In addition, directors Eric C. Thompson and William V. Humphreys attended two meetings of this Committee.

        The Management Review Committee met once in calendar 2000. This Committee's primary responsibility is to evaluate the performance of Citizens Bank's President and Chief Executive Officer and recommend compensation for this officer. The members of this Committee consist of all of the outside directors of Citizens Bank. The Chairperson was Jock Gibson. Each member attended the single meeting of this Committee, except for Duane L. Sorensen and Rosetta C. Venell.

                                 OTHER BUSINESS

        Bancorp's management knows of no matters to be brought before the 2001 Annual Meeting for a vote other than those matters described above in this Proxy Statement. However, if other matters are presented for a vote at the Annual Meeting, the proxy holders will vote the shares represented by properly executed proxies according to their judgment on those matters. At the Annual Meeting, management will report on Bancorp's business and shareholders will have an opportunity to ask questions. For information concerning the procedures provided by Bancorp's Articles of Incorporation for the presentation of business by shareholders at an annual meeting, see the section below entitled "Proposals of Shareholders."

                       MANAGEMENT COMPENSATION INFORMATION

EXECUTIVE COMPENSATION

        The following table shows the compensation paid by Citizens Bank for services rendered during the calendar years 2000, 1999, and 1998 by the President and Chief Executive Officer of Citizens Bank. No other officer or employee of Citizens Bank earned compensation consisting of salary and bonus which exceeded $100,000 for these calendar years. Officers of Bancorp, including Mr. Humphreys, do not receive separate compensation for services rendered in their capacity as Bancorp officers.

                           SUMMARY COMPENSATION TABLE
                           --------------------------
       NAME AND                                                 OTHER ANNUAL
  PRINCIPAL POSITION       YEAR       SALARY        BONUS      COMPENSATION(1)
-----------------------  ---------  -----------  ------------  ----------------
William V. Humphreys,      2000     $163,000      $20,000          $26,053
President and CEO
                           1999     $151,000      $20,000          $30,000

                           1998     $145,000      $25,000          $30,000

        (1) Includes an automobile allowance of $500 per month. Mr. Humphreys was also reimbursed for club membership dues for the years shown. The total of the perquisites received by Mr. Humphreys, including the automobile allowance and club dues, did not exceed 10% of his salary plus bonus for the years shown. Also includes discretionary contributions made by Citizens Bank of $ 20,053 (in
2000), $24,000 (in 1999), and $24,000 (in 1998) to Citizens Bank's Employee
Profit-Sharing and Retirement Plan.

OPTION EXERCISES AND YEAR-END VALUES

        The following table sets forth certain information regarding options held by William V. Humphreys outstanding as of the end of the 2000 fiscal year.

                                AGGREGATE OPTION EXERCISES IN FISCAL 2000
                                    AND YEAR-END OPTION/WARRANT VALUES
                                    ----------------------------------
                                                  Number of Securities         Value of Unexercised
                     Shares                      Underlying Unexercised           In-the- Money
                  Acquired on     Value            Options/Warrant at          Options/Warrants at
      Name        Exercise(#)   Realized($)        December 31, 2000            December 31, 2000
      ----        -----------   -----------   ---------------------------   --------------------------
                                              Exercisable   Unexercisable   Exercisable  Unexercisable
                                              -----------   -------------   -----------  -------------
William V.              0           0              0            5,500            0             0
Humphreys, CEO
and President

DIRECTOR COMPENSATION

        The members of the Board of Directors of Bancorp do not receive separate compensation for serving as Board members of Bancorp.

        Six of the eight directors of Citizens Bank received compensation of $850 per month in calendar 2000. The Chairman of the Citizens Bank Board was paid compensation of $1,700 per month. No compensation was paid to the President and Chief Executive Officer of Citizens Bank for his service as a Citizens Bank director.

        Each emeritus director of Citizens Bank received compensation of $850 per month. The compensation paid to outside and emeritus directors constitutes the entire compensation paid to them for their work as directors, including preparing for and attending regular and special Board meetings, preparing for and attending committee meetings, and rendering advice and assistance to Citizens Bank in their capacities as directors. In 2000 Emeritus Directors Dr. Larry C. Hunter, James Eickelberg and Gene N. Thompson received total director fees of $10,200, $3,400 and $9,350, respectively.

PROFIT-SHARING RETIREMENT PLAN

        Citizens Bank has had an Employee Profit-Sharing and Retirement Plan (the "Plan") in effect since 1960. All Citizens Bank employees who have been employed by Citizens Bank for 12 consecutive months of 1000 hours or more are eligible to participate on the next January 1 or July 1 after the requirement is met. Members of the Board of Directors of Bancorp or of Citizens Bank are not eligible to participate unless they are also Citizens Bank employees. The Plan is qualified as a retirement plan under the Employee Retirement Income Security Act of 1974. The normal retirement age under the Plan is 65.

        Contributions to the Plan are made at the sole discretion of the Citizens Bank Board of Directors. Employees may not make contributions. The benefits payable to an employee covered by the Plan depend on a number of factors, including the employee's length of service, Citizens Bank's contributions to the Plan, the present and future compensation paid to the employee, and the performance of the investments purchased and managed under the Plan.

        The amount approved by the Citizens Bank Board of Directors for contribution to the Plan in any fiscal year may not exceed 15% of the value of the aggregate eligible compensation paid to participants in the Plan. Contributions to the Plan are allocated by the Plan trustee and administrator among Plan participants on a pro-rata basis as determined by the yearly eligible compensation of each participant.

        As of December 31, 2000, there were a total of five executive officers and 99 other employees of Citizens Bank who were participants in the Plan. The executive officer participants were: (1) William V. Humphreys, President and Chief Executive Officer; (2) Lark E. Wysham, Senior Vice President and Chief Financial Officer; (3) Scott M. Zimbrick, Senior Vice President and Chief Marketing Officer; (4) Steven R. Terjeson, Senior Vice President and Chief Lending Officer; and (5) William F. Hubel, Senior Vice President and Chief Operating Officer.

        The following table shows the amounts expensed by Citizens Bank as contributions to the Plan for the fiscal year ending December 31, 2000 for the participants shown, and the aggregate value of contributions under the Plan as of the end of that period.

                                     Amount Expensed in         Aggregate Value Accrued
                                      Fiscal Year 2000          as of December 31, 2000
                                                                      (Estimate)
Executive Officers as a Group
  (5 Total):                            $ 63,226.64                   $ 63,226.65

Citizen Bank Employees as a
  Group (Excluding Executive
  Officers):                            $296,773.35                   $296,773.35
                                        -----------                   -----------

Totals for All Participants
  (104 Total Participants):             $360,000.00                   $360,000.00

STOCK OPTIONS

        In November 1998, Bancorp's Board of Directors adopted, subject to shareholder approval, the 1998 Incentive Stock Option Plan (the "ISOP"). The ISOP was approved by Bancorp's shareholders at the 1999 Annual Meeting. The ISOP allows Bancorp to grant stock options to employees of Bancorp and its subsidiary Citizens Bank. No more than 4% of Bancorp's issued and outstanding common stock may be issued in the form of stock options under the ISOP.

        The purpose of the ISOP is to enable Bancorp and its subsidiaries to attract and retain experienced and able employees and to motivate these individuals to exert their best efforts for Bancorp and its shareholders. Stock-based compensation is a key tool for the retention of employees. Stock options have value only if Bancorp's stock price increases above the fair market value of the stock on the grant date and the employee remains on the job for the period required for the option to be exercised. In addition, stock options link the value of the grant to the value of Bancorp's stock. This aligns the interests of the recipient with the interests of all shareholders, providing an incentive for the recipient to maximize shareholder value. Management believes that the issuance of stock options can be effective in motivating and retaining employees.

        The ISOP authorizes two kinds of stock option grants of the common stock (the "Stock") of Bancorp, Incentive Stock Options as defined in the Internal Revenue Code of 1986, as amended, and Non-Statutory Stock Options. Each option grant must be specifically designated as either an Incentive Stock Option or a Non-Statutory Stock Option. The difference between the two types of stock options arises chiefly from the tax consequences associated with the option. Grants of stock options may be made under the ISOP only to officers and key employees of Bancorp whom the Board believes have made, or will make, an essential contribution to Bancorp. Bancorp directors are not eligible for option grants unless the director is also an employee of Bancorp or Citizens Bank.

        The ISOP is administered by Bancorp's Board of Directors, which may adopt or amend rules and regulations for its administration, and which may delegate administration to a committee of the Board. The grant of stock options under the ISOP are be at the complete discretion of Bancorp's Board, which has and shall retain the sole authority to grant options. The amount, terms and conditions of all option grants under the ISOP are determined by the Board, subject to the limitations imposed by the ISOP and by applicable law and regulation.

        At the time an option grant is made under the ISOP, the terms of the grant must specify the price at which the recipient of the option may exercise the option. To exercise an option means to purchase the stock at the exercise price. The ISOP requires that the exercise price of all stock options approved for grant shall be the fair market value of Bancorp's common stock on the date of grant. Since Bancorp's common stock is infrequently traded and is not quoted on any established stock market or quotation system, the Board chooses and applies an appropriate valuation method at the time of grant, consistent with its fiduciary duties. In the event of a stock split, recapitalization, or other similar event, the exercise price of outstanding options or rights already awarded are adjusted in order to prevent either the dilution or the enlargement of the benefit intended at the time of the original grant.

        In December of 1999, options covering 14,500 shares of Bancorp's common stock were granted to a total of 25 employees at an exercise price of $13.00 per share. Further, in February of 2000 options covering 2,500 shares were granted to one employee at an exercise price of $13.41 and in December of 2000, options covering a total of 29,000 shares were granted to a total of 50 employees at an exercise price of $11.50 per share. At December 31, 2000, 4% of the shares of Bancorp's issued and outstanding shares, the total available for grant under the ISOP, amounted to 165,505.20 shares of common stock. After the foregoing grants, therefore, a total of 119,505.20 shares of common stock remained available for option grants as of the end of the 2000 fiscal year.

STOCK BONUSES

        In November 1998, Bancorp's Board of Directors adopted, subject to shareholder approval, the 1998 Stock Bonus Plan (the "Bonus Plan"). The Bonus Plan was approved by Bancorp's shareholders at the 1999 Annual Meeting. As with the ISOP, the purpose of the Bonus Plan is to enable Bancorp and Citizens Bank to attract and retain experienced and able employees, and to provide an incentive to these individuals to exert their best efforts for Bancorp and its shareholders. No more than 1% of Bancorp's issued and outstanding common stock may be issued under the Bonus Plan.

        Grants of stock under the Bonus Plan may be made only to officers and key employees of Bancorp whom the Board believes have made, or will make, an essential contribution to Bancorp. Bancorp directors are not eligible for grants under the Bonus Plan unless the director is also an employee of Bancorp or Citizens Bank.

        The Bonus Plan is administered by Bancorp's Board of Directors, which may adopt or amend rules and regulations for its administration, and which may delegate administration to a committee of the Board. The grant of stock under the Bonus Plan is at the complete discretion of Bancorp's Board, which has and shall retain the sole authority to make such grants. The amount, terms and conditions of all grants under the Bonus Plan are determined by the Board, subject to the limitations imposed by the Bonus Plan and by applicable law and regulation.

        As of December 31, 2000, no grants of Bancorp common stock had been made to employees of Bancorp under the Bonus Plan. As of that date 1% of the shares of Bancorp's issued and outstanding shares, the total available for grant under the Bonus Plan, amounted to 41,376.300 shares of common stock.

                REPORT OF AUDIT COMMITTEE AND COMPENSATION REPORT

AUDIT/EXAMINATION COMMITTEE

        The Audit/Examination Committee of Citizens Bank submits the following report. In discharging its responsibilities, the Audit/Examination Committee met with management and with Bancorp's and Citizens Bank's independent auditors, Knight Vale & Gregory PLLC, to review the Bank's accounting functions and the audit process and to discuss the audited financial statements for the year ended December 31, 2000. Management represented to the Audit/Examination Committee that the financial statements of Citizens Bank and Bancorp were prepared in accordance with generally accepted accounting principles. The Audit/Examination Committee discussed the audited financial statements with management and the independent accountants. The Audit/Examination Committee also discussed and reviewed with its independent auditors matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees). The Audit/Examination Committee also discussed with the independent auditors their independence and obtained a formal written statement relating to independence consistent with Independence Standards Board Standard No.1, "Independence Discussions with Audit Committees."

        Based on the above, the Audit/Examination Committee recommended to the Bancorp and Citizens Bank Board of Directors that the financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission. Members: Scott
A. Fewel, Chairperson, Jock Gibson, James E. Richards, and Rosetta C. Venell.


        Note: Notwithstanding anything to the contrary set forth in any of Bancorp's previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement in future filings with the Securities and Exchange Commission, in whole or in part, the foregoing report shall not be deemed to be incorporated by reference into any such filing.

METHODS AND PROCEDURES FOR SETTING EXECUTIVE COMPENSATION AND REPORT OF
COMMITTEES

        Annual compensation for the President and Chief Executive Officer of Citizens Bank is determined directly by the Management Review Committee of the Citizens Bank Board. This Committee consists of Citizens Bank's all outside directors. For all other executive officers of Citizens Bank, annual compensation is approved by the entire Citizens Bank Board based on the recommendations of the Board's Human Resources Committee. Compensation of executive officers consists of a base salary, a discretionary annual bonus, discretionary stock options, and discretionary contributions under the Employee Profit Sharing and Retirement Plan of Citizens Bank, as well as health and disability insurance and other non-cash benefits similar to those afforded to all employees of Citizens Bank.

        The general policy of the Board of Directors and the Board's Human Resources Committee in determining executive compensation, including the compensation of the President and Chief Executive Officer, is to attract and retain the highest quality talent to lead Bancorp and Citizens Bank, and to reward key executives based upon their individual performance and the performance of Bancorp and Citizens Bank. The Board believes that providing incentives to and rewarding the performance of Bancorp's and Citizens Bank's officers enhances the profitability of the organization.

        In setting executive officer compensation, Citizens Bank does not presently employ quantitative methods, such as basing compensation directly on the achievement of specific numerical performance targets or goals. Compensation for each officer, including the President and Chief Executive Officer, is set individually based on a performance review. The review takes into account such factors as the quality of the officer's performance for the year, the year over year growth and return on assets achieved by Citizens Bank, and the extent to which, in the ultimate judgment of the Board, the officer has contributed to enhancing shareholder value. Citizens Bank also collects compensation data from national surveys and peer group banks. This data is used as a reference point to set compensation at what the Board believes are competitive levels. In general, the Board strives to assure that its executive officer compensation levels approximate the median level for peer group banks.

        In determining the 2000 base salary of William V. Humphreys, the President and Chief Executive Officer of Bancorp and Citizens Bank, the Board reviewed relevant peer group compensation surveys of Oregon banking institutions. This information was used with the intent to provide Mr. Humphreys with base compensation that is comparable to chief executives of banking institutions comparable to Bancorp and Citizens Bank. Base compensation for other executive officers was determined with reference to the same information.

        In awarding bonuses and making discretionary contributions to its Employee Profit Sharing and Retirement Plan, Citizens Bank employs no numerical formulas, and does not guarantee its executive officers that such awards or contributions will be made. However, the amount of compensation potentially available for such purposes does depend on Citizens Bank's return on assets for the year, its return on shareholders' equity, and the overall safety and soundness of Citizens Bank as determined by its regulators.

        The Board's decisions concerning executive officer bonuses and discretionary contributions are not based upon the attainment of any specific quantitative performance objectives, but are arrived at depending on the achievement of certain goals set by the Board at the beginning of each fiscal year. These goals included reaching certain levels of return on equity, return on assets and asset growth, and on overall operational efficiency. For the 2000 fiscal year, Citizens Bank did not increase its awards of bonuses and discretionary retirement plan contributions to its executive officers over the prior fiscal year.

        This report is submitted by the Management Review Committee (Scott A. Fewel, Jock Gibson, James E. Richards, Duane L. Sorensen, Eric C. Thompson, John Truax, and Rosetta C. Venell) and the Human Resources Committee (Jock Gibson, William V. Humphreys, James E. Richards, and Rosetta C. Venell).

               TRANSACTIONS WITH EXECUTIVE OFFICERS AND DIRECTORS

        Citizens Bank extends credit from time to time to some of the executive officers and directors of Bancorp and of Citizens Bank in the ordinary course of business. All such loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and the loans do not involve more than the normal risk of collectibility or present any other unfavorable features. As of December 31, 2000, there were outstanding loans to a total of 12 executive officers and directors of Bancorp or to companies in which such executive officers or directors have an interest. The total of all such loans, plus unfilled commitments to lend, was $8,179,964. None of these loans were delinquent as of December 31, 2000.

        As of December 31, 2000, no indebtedness of any one individual or company exceeded 10% of the equity capital accounts of Bancorp and its wholly-owned subsidiary, Citizens Bank.

                             ADDITIONAL INFORMATION

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Bancorp believes that all Forms 3, 4, and 5 required to be filed, pursuant to the Securities Exchange Act of 1934, as amended, by its directors, officers, and others who are required to file such reports were timely filed during the 2000 fiscal year.

INDEPENDENT ACCOUNTANTS AND AUDITORS

        The accounting firm of Knight, Vale and Gregory, PLLC ("KVG") served as Bancorp's independent accountant and independent auditor to audit Bancorp's financial statements for the fiscal year 2000. No representative of KVG will be present at the Annual Meeting.

        Citizens Bank retained the firm of Moss Adams LLP to perform the internal operational audit of Citizens Bank for fiscal 2000.

ANNUAL REPORT AND ADDITIONAL INFORMATION

        THE BANK'S ANNUAL REPORT TO SHAREHOLDERS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000, INCLUDING THE FINANCIAL STATEMENTS OF BANCORP AND ITS SUBSIDIARY AND THE NOTES RELATING THERETO, TOGETHER WITH THE REPORT OF THE INDEPENDENT AUDITORS AND OTHER INFORMATION CONCERNING BANCORP, WILL BE SENT TO SHAREHOLDERS ON OR ABOUT THE DATE OF MAILING TO SHAREHOLDERS OF THIS PROXY STATEMENT. ADDITIONAL COPIES OF THE 2000 ANNUAL REPORT, AND COPIES (NOT INCLUDING EXHIBITS) OF BANCORP'S FORM 10-K FOR THE 2000 FISCAL YEAR TO BE FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ON OR BEFORE MARCH 31, 2001, MAY BE OBTAINED WITHOUT CHARGE FROM LARK E. WYSHAM, CHIEF FINANCIAL OFFICER, CITIZENS BANCORP, P. O. BOX 30, CORVALLIS, OREGON 97339. COPIES OF EXHIBITS TO BANCORP'S FORM 10-K WILL BE PROVIDED UPON PAYMENT OF BANCORP'S REASONABLE EXPENSES INCURRED IN FURNISHING SUCH EXHIBITS IN THE AMOUNT OF $.25 PER PAGE. BANCORP'S FILINGS WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ARE ALSO AVAILABLE AT THE WEBSITE MAINTAINED BY THAT AGENCY AT HTTP://WWW.SEC.GOV.

PROPOSALS OF SHAREHOLDERS

        Shareholders may present matters for consideration at any annual meeting of Bancorp. Shareholders are reminded that under Article VII of the Articles of Incorporation of Bancorp, there are certain procedural requirements relating to the presentation of business at an annual meeting by a shareholder. Unless otherwise permitted by the Board of Directors, any business, including without limitation nominations of directors, may be properly brought before an annual shareholders meeting, or before any special meeting of shareholders, by a shareholder only upon the shareholder's timely notice in writing to the Secretary of Bancorp. To be timely, a shareholder's written notice must be physically received at the principal executive offices of Bancorp not later than the close of business on the thirtieth (30th) calendar day before the date of the meeting.

        The notice provided by the shareholder must set forth (i) a brief description of each matter desired to be brought before the meeting and the reason for conducting such business at the meeting, (ii) the name and address of the proposing shareholder, (iii) the class and number of shares of stock of Bancorp which are beneficially owned by the proposing shareholder, (iv) any material interest of the shareholder in the business proposed, and (v) as for each person whom the shareholder proposes to nominate for election as a director
(a) the name, age, business address, and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of stock, if any, of Bancorp which are beneficially owned by such person, (d) the proposed nominee's written consent, and (e) any other information relating to such person that is required to be disclosed or is otherwise required by any applicable law.

        For shareholder proposals to be considered at the 2002 Annual Meeting of shareholders, if a shareholder wishes to present a proposal at that Annual Meeting and also wishes to have the proposal included in Bancorp's official Proxy Statement for the 2002 Annual Meeting, the written notice of proposal must be submitted to the Secretary of Bancorp no later than December 31, 2001.


                              [PERFORMANCE GRAPH]


                                  DECEMBER 31,
--------------------------------------------------------------------------------
                              1995     1996    1997     1998     1999     2000
--------------------------------------------------------------------------------
CITIZENS BANCORP*            $  100   136.37  214.56   306.31   287.92   243.44
S&P 500                      $  100   122.01  163.53   209.26   253.52   230.48
S&P MAJOR REGIONAL BANKS     $  100   136.55  207.38   229.34   197.73   181.46

*Bancorp became the holding company of Citizens Bank effective July 1, 1997, and the stock performance data shown above encompasses the performance of Citizens Bank common stock prior to that date. This stock performance data is based solely on prices reported to Bancorp and to Citizens Bank for specific transactions between buyers and sellers who informed Bancorp or Citizens Bank of specific transactions. There was and is no established market for the common stock of either Bancorp or Citizens Bank, and their common stock was not and is not listed on any exchange or other trading or quotation system. Stock performance data for these entities may not represent all transactions in the shares traded for the periods in question, and no assurance can be given as to the accuracy of reported prices, as the prices were not independently verified. The data is based on prices for actual sales transactions only, and excludes offers to buy or offers to sell.

                                CITIZENS BANCORP

                    P.O. Box 30, Corvallis, Oregon 97339-0030


PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                   April 19, 2001 Annual Meeting of Shareholders

Please sign EXACTLY as your name appears below. If shares are held by two or more persons, each must sign. Please supply your title if you are signing as an attorney, executor, trustee, guardian, corporate officer, or in some other representative capacity.


                                       -----------------------------------------
                                       Signature


                                       -----------------------------------------
                                       Signature

                                       Date:              , 2001
                                            -------------



PLEASE COMPLETE, DATE, SIGN, AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE. Thank you.

                         CITIZENS BANCORP - VOTING PROXY


I (we), whose signature(s) appear on the reverse side of this proxy, hereby appoint Rosetta C. Venell and Lark E. Wysham and each of them as proxies to vote all shares of stock of Citizens Bancorp that I (we) would be entitled to vote at the Annual Meeting of shareholders of Citizens Bancorp, to be held on April 19, 2001 at 7:00 p.m. Pacific Time, in Corvallis, Oregon, and at any adjournments thereof, with all powers I (we) would have if personally present, and as instructed below. THIS PROXY IS TO BE VOTED AS SPECIFIED BELOW, OR IF NO SELECTIONS ARE MADE, SHALL BE VOTED FOR THE PROPOSALS SHOWN. THIS PROXY MAY ALSO BE VOTED IN MANAGEMENT'S DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE ANNUAL MEETING.

ELECTION OF DIRECTOR - Management's Nominee


                              William V. Humphreys


                                                     WITHHOLD
                  -----  FOR the nominee        ---- AUTHORITY